                                                                   EXHIBIT 23.28


                          CONSENT OF DIRECTOR NOMINEE


To OneMain.com, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of OneMain.com, Inc. (the "Company") on Form S-1 (File No. 333-69925), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.



                                                /s/ Robert J. Dole
                                                ---------------------------
                                                Robert J. Dole


Dated: March 18, 1999